Third Quarter 2008
Statistical Supplement

www.unum.com

Unum Group
Statistical Supplement Third Quarter 2008

TABLE OF CONTENTS

(dollars in millions, except share data)
Interim Results are Unaudited

Page

Financial Highlights	1
Consolidated Statements of Income	2
Sales Data	3
Consolidated Balance Sheets	4
Financial Results by Segment	5
Quarterly Historical Financial Results by Segment	6
Financial Results and Selected Statistics by Segment
Unum US	7
Unum UK	8
Colonial Life	9
Individual Disability - Closed Block	10
Other	11
Corporate	12
Reserves	13
Investment Fact Sheets	14
Statutory-Basis Financial Information	15
Notes to Statistical Supplement	16

Throughout this supplement, segment operating results exclude income taxes and realized investment gains and losses.

See "Notes to Statistical Supplement" on page 16 for a discussion of non-GAAP financial measures.

N.M. = not a meaningful percentage

Unum Group Financial Highlights

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005

Financial Results

Premium Income	$1,946.5	$1,986.5	$5,865.6	$5,917.2	$7,901.1	$7,948.2	$7,815.6

Segment Operating Revenue	$2,608.5	$2,656.3	$7,866.8	$7,915.8	$10,585.1	$10,533.1	$10,266.0
Net Realized Investment Gain (Loss)	(165.8)	(46.1)	(208.2)	(39.4)	(65.2)	2.2	(6.7)

Revenue	$2,442.7	$2,610.2	$7,658.6	$7,876.4	$10,519.9	$10,535.3	$10,259.3

Income from Continuing Operations	$108.0	$187.0	$511.4	$511.9	$672.4	$403.6	$504.0
Income from Discontinued Operations, net of tax	-	-	-	6.9	6.9	7.4	9.6

Net Income	$108.0	$187.0	$511.4	$518.8	$679.3	$411.0	$513.6

Assets			$49,937.8	$52,825.6	$52,701.9	$52,977.8	$51,977.4

Stockholders' Equity			$6,735.9	$7,830.8	$8,039.9	$7,718.8	$7,363.9
2007
•	Nine months ended and full year 2007 results include a claim reassessment charge of $53.0 million before tax, or $34.5 million after tax.
•	Full year 2007 results include costs related to early retirement of debt of $58.8 million before tax, or $38.3 million after tax.

2006
•	Full year 2006 results include claim reassessment charges of $411.4 million before tax, or $267.4 million after tax.
•	Full year 2006 results include costs related to early retirement of debt of $25.8 million before tax, or $16.9 million after tax.
•	Full year 2006 results include broker compensation settlement expenses of $18.5 million before tax, or $12.7 million after tax.
•	Full year 2006 results include income of $2.6 million before tax, or $3.9 million after tax, attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided.

•	Full year 2006 results include an income tax benefit of approximately $91.9 million primarily as the result of group relief benefits obtained from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

2005
•	Full year 2005 results include a claim reassessment charge of $75.0 million before tax, or $51.6 million after tax.
•	Full year 2005 results include a gain on the sale of the U.K. Netherlands branch of $5.7 million before tax, or $4.0 million after tax.
•	Full year 2005 results include an income tax benefit of $42.8 million related to the reduction of income tax liabilities.

Unum Group Financial Highlights

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005

Per Common Share Information

Assuming Dilution:
Income from Continuing Operations	$0.32	$0.52	$1.48	$1.44	$1.89	$1.21	$1.61
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02	0.02	0.03
Net Income	$0.32	$0.52	$1.48	$1.46	$1.91	$1.23	$1.64

Basic:
Income from Continuing Operations	$0.32	$0.52	$1.48	$1.46	$1.90	$1.25	$1.71
Income from Discontinued Operations, net of tax	-	-	-	0.02	0.02	0.02	0.03
Net Income	$0.32	$0.52	$1.48	$1.48	$1.92	$1.27	$1.74

Dividends Paid	$0.075	$0.075	$0.225	$0.225	$0.300	$0.300	$0.300

Book Value			$20.22	$21.70	$22.28	$22.53	$24.66

Price (UNM closing price on last trading day of period)			$25.10	$24.47	$23.79	$20.78	$22.75

1.1

Unum Group Consolidated Statements of Income

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Revenue
Premium Income	$1,946.5	$1,986.5	$5,865.6	$5,917.2	$7,901.1	$7,948.2	$7,815.6
Net Investment Income	594.7	603.2	1,799.2	1,790.5	2,409.9	2,320.6	2,188.3
Net Realized Investment Gain (Loss)	(165.8)	(46.1)	(208.2)	(39.4)	(65.2)	2.2	(6.7)
Other Income	67.3	66.6	202.0	208.1	274.1	264.3	262.1

Total Revenue	2,442.7	2,610.2	7,658.6	7,876.4	10,519.9	10,535.3	10,259.3

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,646.3	1,726.3	4,977.9	5,272.5	6,988.2	7,577.2	7,083.2
Commissions	213.0	209.2	644.8	630.5	841.1	819.0	804.7
Interest and Debt Expense - Non-recourse Debt	8.8	1.9	30.7	5.7	15.7	1.3	-
Interest and Debt Expense - All Other Debt	28.4	42.0	90.8	128.6	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	-	-	0.4	3.2	58.8	25.8	-
Deferral of Acquisition Costs	(145.4)	(139.2)	(444.6)	(413.6)	(556.3)	(528.2)	(519.4)
Amortization of Deferred Acquisition Costs	129.3	121.2	386.6	360.1	480.4	478.6	463.7
Other Expenses	402.5	369.8	1,200.5	1,117.6	1,527.4	1,505.7	1,525.2

Total Benefits and Expenses	2,282.9	2,331.2	6,887.1	7,104.6	9,522.7	10,069.9	9,565.4

Income from Continuing Operations Before Income Taxes
	159.8	279.0	771.5	771.8	997.2	465.4	693.9

Income Taxes	51.8	92.0	260.1	259.9	324.8	61.8	189.9

Income from Continuing Operations	108.0	187.0	511.4	511.9	672.4	403.6	504.0

Income from Discontinued Operations, net of tax
	-	-	-	6.9	6.9	7.4	9.6

Net Income	$108.0	$187.0	$511.4	$518.8	$679.3	$411.0	$513.6

Average Number of Shares Outstanding

Basic	337,236,391	359,741,198	344,440,344	350,665,904	352,969,131	324,654,923	295,776,405
Dilutive Securities:
Purchase Contracts	-	-	-	2,230,599	1,672,949	8,153,001	14,297,834
Options and Other Nonvested Stock Awards	676,379	1,165,104	671,514	1,213,029	1,134,373	1,553,820	2,438,404
Assuming Dilution	337,912,770	360,906,302	345,111,858	354,109,532	355,776,453	334,361,744	312,512,643

Actual Number of Shares Outstanding			333,059,860	360,830,497	360,893,475	342,627,521	298,557,764

	Unum Group Sales Data

	Three Months Ended			Nine Months Ended			Year Ended
	9/30/2008	9/30/2007	% Change	9/30/2008	9/30/2007	% Change	12/31/2007	12/31/2006	12/31/2005
Unum US Segment
Fully Insured Products
Group Long-term Disability	$31.4	$23.9	31.4%	$112.9	$102.4	10.3%	$177.7	$208.5	$180.4
Group Short-term Disability	10.7	8.5	25.9	40.5	39.9	1.5	64.7	74.1	74.8
Group Life	17.1	17.3	(1.2)	82.8	72.7	13.9	134.0	149.8	157.8
Accidental Death & Dismemberment	1.7	2.4	(29.2)	8.0	7.6	5.3	13.8	13.7	14.7
Individual Disability - Recently Issued	15.1	15.2	(0.7)	44.4	44.2	0.5	59.7	55.4	53.8
Group Long-term Care	5.5	8.2	(32.9)	22.2	21.4	3.7	32.8	25.1	21.1
Individual Long-term Care	1.6	2.2	(27.3)	6.5	6.6	(1.5)	9.9	11.0	13.0
Voluntary Benefits	35.4	31.3	13.1	129.3	109.3	18.3	138.4	134.2	130.2

Total Fully Insured Products	118.5	109.0	8.7	446.6	404.1	10.5	631.0	671.8	645.8

Administrative Services Only (ASO) Products
Group Long-term Disability	0.1	-	-	0.1	1.6	(93.8)	1.6	3.7	1.8
Group Short-term Disability	0.5	1.5	(66.7)	3.4	3.0	13.3	5.6	10.0	5.8

Total ASO Products	0.6	1.5	(60.0)	3.5	4.6	(23.9)	7.2	13.7	7.6

Unum US Segment	119.1	110.5	7.8	450.1	408.7	10.1	638.2	685.5	653.4

Unum UK Segment
Group Long-term Disability	16.2	16.6	(2.4)	54.2	55.1	(1.6)	84.4	79.1	91.2
Group Life	4.8	3.4	41.2	12.7	10.2	24.5	13.2	16.5	33.0
Individual Disability	1.9	2.2	(13.6)	5.6	5.5	1.8	7.8	5.5	8.1
Unum UK Segment	22.9	22.2	3.2	72.5	70.8	2.4	105.4	101.1	132.3

Colonial Life Segment
Accident, Sickness, and Disability	49.7	47.1	5.5	147.1	139.4	5.5	211.3	194.4	176.8
Life	14.8	14.9	(0.7)	43.6	44.7	(2.5)	66.7	66.6	60.6
Cancer and Critical Illness	11.4	12.5	(8.8)	34.1	36.6	(6.8)	56.9	54.1	49.0
Colonial Life Segment	75.9	74.5	1.9	224.8	220.7	1.9	334.9	315.1	286.4

Individual Disability - Closed Block Segment	0.8	0.7	14.3	1.7	2.3	(26.1)	3.0	4.4	6.5

Total Sales	$218.7	$207.9	5.2	$749.1	$702.5	6.6	$1,081.5	$1,106.1	$1,078.6

Unum Group Consolidated Balance Sheets

	September 30,	December 31,
	2008	2007	2006
Assets
Investments
Fixed Maturity Securities	$33,166.8	$35,814.7	$35,055.5
Mortgage Loans	1,238.5	1,068.9	944.0
Real Estate	13.8	18.2	17.9
Policy Loans	2,726.6	2,617.7	3,429.5
Other Long-term Investments	171.3	213.9	222.5
Short-term Investments	950.1	1,486.8	648.4

Total Investments	38,267.1	41,220.2	40,317.8

Cash and Bank Deposits	99.3	199.1	121.3
Accounts and Premiums Receivable	1,906.1	1,914.7	2,057.1
Reinsurance Recoverable	5,082.1	5,160.0	5,512.2
Accrued Investment Income	642.6	592.3	646.8
Deferred Acquisition Costs	2,432.1	2,381.9	2,983.1
Goodwill	202.8	204.3	204.1
Deferred Income Tax	280.7	-	-
Other Assets	1,010.6	1,009.2	994.6
Other Assets - Discontinued Operations	-	-	112.3
Separate Account Assets	14.4	20.2	28.5

Total Assets	$49,937.8	$52,701.9	$52,977.8

Liabilities
Policy and Contract Benefits	$1,832.7	$1,979.7	$2,220.4
Reserves for Future Policy and Contract Benefits	34,941.5	35,828.0	35,689.4
Unearned Premiums	569.1	523.1	520.1
Other Policyholders' Funds	1,708.0	1,821.2	2,019.1
Income Tax Payable	150.9	400.3	611.7
Short-term Debt	275.0	175.0	-
Long-term Debt - Non-recourse	869.3	912.5	130.0
Long-term Debt - All Other	1,416.1	1,602.7	2,529.6
Other Liabilities	1,424.9	1,399.3	1,481.2
Other Liabilities - Discontinued Operations	-	-	29.0
Separate Account Liabilities	14.4	20.2	28.5

Total Liabilities	43,201.9	44,662.0	45,259.0

Stockholders' Equity
Common Stock	36.3	36.3	34.4
Additional Paid-in Capital	2,539.3	2,516.9	2,200.0
Accumulated Other Comprehensive Income (Loss)	(595.6)	463.5	612.8
Retained Earnings	5,510.1	5,077.4	4,925.8
Treasury Stock	(754.2)	(54.2)	(54.2)
Total Stockholders' Equity	6,735.9	8,039.9	7,718.8

Total Liabilities and Stockholders' Equity	$49,937.8	$52,701.9	$52,977.8

Unum Group Deferred Acquisition Costs by Segment

	Unum US	Unum UK	Colonial Life	Consolidated

Balances at December 31, 2005	$2,201.2	$142.5	$569.6	$2,913.3
Capitalized	306.2	34.4	187.6	528.2
Amortized	(302.2)	(32.0)	(144.4)	(478.6)
Foreign Currency	-	20.2	-	20.2
Balances at December 31, 2006	2,205.2	165.1	612.8	2,983.1
Cumulative Effect of SOP 05-1	(589.8)	(88.3)	-	(678.1)
Capitalized	304.2	41.2	210.9	556.3
Amortized	(277.1)	(49.4)	(153.9)	(480.4)
Foreign Currency	-	1.0	-	1.0
Balances at December 31, 2007	1,642.5	69.6	669.8	2,381.9
Capitalized	246.9	29.4	168.3	444.6
Amortized	(239.0)	(23.1)	(124.5)	(386.6)
Foreign Currency	-	(7.8)	-	(7.8)
Balances at September 30, 2008	$1,650.4	$68.1	$713.6	$2,432.1

4.1

Unum Group Balance Sheets by Segment - September 30, 2008

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial Life	Individual Disability - Closed Block	Corporate and Other	Consolidated

Assets
Investments	$9,347.0	$1,996.2	$5,940.7	$17,283.9	$3,213.7	$1,613.8	$11,293.0	$4,862.7	$38,267.1
Deferred Acquisition Costs	132.2	89.2	1,429.0	1,650.4	68.1	713.6	-	-	2,432.1
Goodwill	2.5	-	187.5	190.0	12.8	-	-	-	202.8
All Other	593.3	199.9	406.1	1,199.3	364.6	95.5	3,121.7	4,254.7	9,035.8
Total Assets	$10,075.0	$2,285.3	$7,963.3	$20,323.6	$3,659.2	$2,422.9	$14,414.7	$9,117.4	$49,937.8

Liabilities
Reserves and Policyholder Benefits	$8,153.0	$1,464.2	$5,674.8	$15,292.0	$2,503.4	$1,517.5	$12,270.3	$7,468.1	$39,051.3
Debt	-	10.5	69.4	79.9	-	-	34.0	2,446.5	2,560.4
All Other	60.0	27.7	192.5	280.2	105.5	38.2	182.3	984.0	1,590.2
Total Liabilities	8,213.0	1,502.4	5,936.7	15,652.1	2,608.9	1,555.7	12,486.6	10,898.6	43,201.9

Other Allocated Stockholders' Equity	1,938.7	810.2	2,091.1	4,840.0	952.4	924.9	2,096.2	(1,667.1)	7,146.4
Unrealized Gain/Loss on Securities	(76.7)	(27.3)	(64.5)	(168.5)	97.9	(57.7)	(168.1)	(114.1)	(410.5)
Total Allocated Stockholders' Equity
	1,862.0	782.9	2,026.6	4,671.5	1,050.3	867.2	1,928.1	(1,781.2)	6,735.9
Total Liabilities and Allocated Stockholders' Equity
	$10,075.0	$2,285.3	$7,963.3	$20,323.6	$3,659.2	$2,422.9	$14,414.7	$9,117.4	$49,937.8
Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the
Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.2

Unum Group Balance Sheets by Segment - December 31, 2007

	Unum US
	Group Disability	Group Life and Accidental Death & Dismemberment	Supplemental and Voluntary	Total Unum US	Unum UK	Colonial Life	Individual Disability - Closed Block	Corporate and Other	Consolidated
Assets
Investments	$10,040.2	$2,144.9	$5,911.9	$18,097.0	$3,423.6	$1,658.0	$12,147.3	$5,894.3	$41,220.2
Deferred Acquisition Costs	145.6	100.4	1,396.5	1,642.5	69.6	669.8	-	-	2,381.9
Goodwill	2.5	-	187.5	190.0	14.3	-	-	-	204.3
All Other	724.5	102.1	378.0	1,204.6	509.0	190.7	3,097.1	3,894.1	8,895.5
Total Assets	$10,912.8	$2,347.4	$7,873.9	$21,134.1	$4,016.5	$2,518.5	$15,244.4	$9,788.4	$52,701.9

Liabilities
Reserves and Policyholder Benefits	$8,836.9	$1,514.0	$5,171.1	$15,522.0	$2,867.1	$1,464.5	$12,679.9	$7,618.5	$40,152.0
Debt	-	-	-	-	-	-	-	2,690.2	2,690.2
All Other	211.7	10.7	472.1	694.5	167.2	162.3	76.2	719.6	1,819.8
Total Liabilities	9,048.6	1,524.7	5,643.2	16,216.5	3,034.3	1,626.8	12,756.1	11,028.3	44,662.0

Other Allocated Stockholders' Equity	1,932.5	799.0	1,945.9	4,677.4	899.5	868.1	2,322.8	(1,266.5)	7,501.3
Unrealized Gain/Loss on Securities	(68.3)	23.7	284.8	240.2	82.7	23.6	165.5	26.6	538.6
Total Allocated Stockholders' Equity	1,864.2	822.7	2,230.7	4,917.6	982.2	891.7	2,488.3	(1,239.9)	8,039.9
Total Liabilities and Allocated Stockholders' Equity	$10,912.8	$2,347.4	$7,873.9	$21,134.1	$4,016.5	$2,518.5	$15,244.4	$9,788.4	$52,701.9
Allocated stockholders' equity is determined on the basis of an internal allocation formula that reflects the volume and risk components of the business and aligns with the
Company's target capital levels for regulatory and rating agency purposes. This formula is modified periodically to recognize changes in the views of capital requirements.

4.3

Unum Group Financial Results by Segment

	Three Months Ended			Nine Months Ended
	9/30/2008	9/30/2007	% Change	9/30/2008	9/30/2007	% Change
Premium Income
Unum US	$1,239.1	$1,255.3	(1.3)%	$3,716.4	$3,765.9	(1.3)%
Unum UK	224.7	247.6	(9.2)	707.0	716.9	(1.4)
Colonial Life	245.2	227.0	8.0	728.2	675.2	7.8
Individual Disability - Closed Block	237.5	256.0	(7.2)	713.1	757.7	(5.9)
Other	-	0.6	(100.0)	0.9	1.5	(40.0)
	1,946.5	1,986.5	(2.0)	5,865.6	5,917.2	(0.9)

Net Investment Income
Unum US	287.5	283.1	1.6	856.7	846.9	1.2
Unum UK	49.4	47.4	4.2	149.6	143.1	4.5
Colonial Life	26.5	25.0	6.0	78.8	74.3	6.1
Individual Disability - Closed Block	192.7	213.6	(9.8)	585.2	621.6	(5.9)
Other	27.0	24.7	9.3	78.8	79.7	(1.1)
Corporate	11.6	9.4	23.4	50.1	24.9	101.2
	594.7	603.2	(1.4)	1,799.2	1,790.5	0.5

Other Income
Unum US	33.6	32.8	2.4	99.6	102.0	(2.4)
Unum UK	0.9	0.7	28.6	1.3	2.7	(51.9)
Colonial Life	0.1	0.3	(66.7)	0.3	0.9	(66.7)
Individual Disability - Closed Block	23.9	27.5	(13.1)	73.4	78.6	(6.6)
Other	6.9	4.9	40.8	22.9	22.2	3.2
Corporate	1.9	0.4	N.M.	4.5	1.7	164.7
	67.3	66.6	1.1	202.0	208.1	(2.9)

Total Operating Revenue
Unum US	1,560.2	1,571.2	(0.7)	4,672.7	4,714.8	(0.9)
Unum UK	275.0	295.7	(7.0)	857.9	862.7	(0.6)
Colonial Life	271.8	252.3	7.7	807.3	750.4	7.6
Individual Disability - Closed Block	454.1	497.1	(8.7)	1,371.7	1,457.9	(5.9)
Other	33.9	30.2	12.3	102.6	103.4	(0.8)
Corporate	13.5	9.8	37.8	54.6	26.6	105.3
	2,608.5	2,656.3	(1.8)	7,866.8	7,915.8	(0.6)

Unum Group Financial Results by Segment

	Three Months Ended			Nine Months Ended
	9/30/2008	9/30/2007	% Change	9/30/2008	9/30/2007	% Change
Benefits and Expenses
Unum US	$1,384.3	$1,406.9	(1.6)%	$4,157.9	$4,315.8	(3.7)%
Unum UK	178.9	194.7	(8.1)	578.7	608.9	(5.0)
Colonial Life	205.6	189.8	8.3	605.5	563.4	7.5
Individual Disability - Closed Block	439.9	467.7	(5.9)	1,315.9	1,363.4	(3.5)
Other	30.4	26.6	14.3	91.8	92.2	(0.4)
Corporate	43.8	45.5	(3.7)	137.3	160.9	(14.7)
	2,282.9	2,331.2	(2.1)	6,887.1	7,104.6	(3.1)

Income (Loss) from Continuing Operations
Before Income Taxes and Net Realized
Investment Gain (Loss)
Unum US	175.9	164.3	7.1	514.8	399.0	29.0
Unum UK	96.1	101.0	(4.9)	279.2	253.8	10.0
Colonial Life	66.2	62.5	5.9	201.8	187.0	7.9
Individual Disability - Closed Block	14.2	29.4	(51.7)	55.8	94.5	(41.0)
Other	3.5	3.6	(2.8)	10.8	11.2	(3.6)
Corporate	(30.3)	(35.7)	15.1	(82.7)	(134.3)	38.4
	325.6	325.1	0.2	979.7	811.2	20.8

Income Taxes	108.7	108.1	0.6	331.8	272.6	21.7

Income from Continuing Operations
Before Net Realized Investment Loss	216.9	217.0	-	647.9	538.6	20.3

Net Realized Investment Loss	(165.8)	(46.1)	N.M.	(208.2)	(39.4)	N.M.

Tax Benefit on Net Realized
Investment Loss	(56.9)	(16.1)	N.M.	(71.7)	(12.7)	N.M.

Income from Discontinued
Operations, net of tax	-	-	N.M.	-	6.9	(100.0)

Net Income	$108.0	$187.0	(42.2)	$511.4	$518.8	(1.4)

5.1

Unum Group Quarterly Historical Financial Results by Segment

	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
Premium Income
Unum US	$1,239.1	$1,246.9	$1,230.4	$1,248.1	$1,255.3	$1,265.7	$1,244.9	$1,302.0	$1,278.6
Unum UK	224.7	241.7	240.6	251.4	247.6	247.0	222.3	231.0	219.7
Colonial Life	245.2	242.6	240.4	232.0	227.0	224.8	223.4	217.2	212.8
Individual Disability - Closed Block	237.5	237.2	238.4	252.2	256.0	249.4	252.3	269.8	257.8
Other	-	0.2	0.7	0.2	0.6	(0.2)	1.1	2.0	0.1
	1,946.5	1,968.6	1,950.5	1,983.9	1,986.5	1,986.7	1,944.0	2,022.0	1,969.0

Net Investment Income
Unum US	287.5	290.1	279.1	283.0	283.1	286.9	276.9	284.6	261.9
Unum UK	49.4	54.9	45.3	57.3	47.4	49.9	45.8	50.9	45.8
Colonial Life	26.5	26.4	25.9	25.6	25.0	24.9	24.4	24.0	23.6
Individual Disability - Closed Block	192.7	201.8	190.7	205.6	213.6	203.4	204.6	205.5	207.0
Other	27.0	25.9	25.9	28.7	24.7	26.9	28.1	28.1	28.0
Corporate	11.6	14.0	24.5	19.2	9.4	5.8	9.7	8.3	12.5
	594.7	613.1	591.4	619.4	603.2	597.8	589.5	601.4	578.8

Other Income
Unum US	33.6	33.4	32.6	33.7	32.8	34.5	34.7	27.7	27.3
Unum UK	0.9	0.2	0.2	0.4	0.7	0.3	1.7	0.1	-
Colonial Life	0.1	0.1	0.1	-	0.3	0.3	0.3	0.2	0.2
Individual Disability - Closed Block	23.9	25.4	24.1	25.1	27.5	25.8	25.3	29.4	25.5
Other	6.9	8.0	8.0	6.3	4.9	9.1	8.2	8.8	8.3
Corporate	1.9	0.4	2.2	0.5	0.4	0.7	0.6	5.8	3.5
	67.3	67.5	67.2	66.0	66.6	70.7	70.8	72.0	64.8

Total Operating Revenue
Unum US	1,560.2	1,570.4	1,542.1	1,564.8	1,571.2	1,587.1	1,556.5	1,614.3	1,567.8
Unum UK	275.0	296.8	286.1	309.1	295.7	297.2	269.8	282.0	265.5
Colonial Life	271.8	269.1	266.4	257.6	252.3	250.0	248.1	241.4	236.6
Individual Disability - Closed Block	454.1	464.4	453.2	482.9	497.1	478.6	482.2	504.7	490.3
Other	33.9	34.1	34.6	35.2	30.2	35.8	37.4	38.9	36.4
Corporate	13.5	14.4	26.7	19.7	9.8	6.5	10.3	14.1	16.0
	2,608.5	2,649.2	2,609.1	2,669.3	2,656.3	2,655.2	2,604.3	2,695.4	2,612.6

Unum Group Quarterly Historical Financial Results by Segment

	9/30/08	6/30/08	3/31/08	12/31/07	9/30/07	6/30/07	3/31/07	12/31/06	9/30/06
Benefits and Expenses
Unum US	$1,384.3	$1,394.2	$1,379.4	$1,398.2	$1,406.9	$1,494.8	$1,414.1	$1,478.4	$1,741.0
Unum UK	178.9	200.8	199.0	224.1	194.7	219.5	194.7	200.2	200.0
Colonial Life	205.6	200.9	199.0	198.8	189.8	185.1	188.5	190.9	184.5
Individual Disability - Closed Block	439.9	436.5	439.5	459.5	467.7	436.0	459.7	476.0	495.6
Other	30.4	30.7	30.7	28.9	26.6	31.8	33.8	32.5	28.6
Corporate	43.8	45.2	48.3	108.6	45.5	65.5	49.9	52.5	65.1
	2,282.9	2,308.3	2,295.9	2,418.1	2,331.2	2,432.7	2,340.7	2,430.5	2,714.8

Income (Loss) from Continuing
Operations Before Income Taxes and
Net Realized Investment Gain (Loss)
Unum US	175.9	176.2	162.7	166.6	164.3	92.3	142.4	135.9	(173.2)
Unum UK	96.1	96.0	87.1	85.0	101.0	77.7	75.1	81.8	65.5
Colonial Life	66.2	68.2	67.4	58.8	62.5	64.9	59.6	50.5	52.1
Individual Disability - Closed Block	14.2	27.9	13.7	23.4	29.4	42.6	22.5	28.7	(5.3)
Other	3.5	3.4	3.9	6.3	3.6	4.0	3.6	6.4	7.8
Corporate	(30.3)	(30.8)	(21.6)	(88.9)	(35.7)	(59.0)	(39.6)	(38.4)	(49.1)
	325.6	340.9	313.2	251.2	325.1	222.5	263.6	264.9	(102.2)
Income Taxes (Benefit)	108.7	117.7	105.4	74.2	108.1	75.5	89.0	(8.8)	(33.8)

Income (Loss) from Continuing
Operations Before Net Realized
Investment Gain (Loss)	216.9	223.2	207.8	177.0	217.0	147.0	174.6	273.7	(68.4)

Net Realized Investment Gain (Loss)	(165.8)	26.1	(68.5)	(25.8)	(46.1)	10.4	(3.7)	0.7	4.8

Tax Expense (Benefit) on Net Realized Investment Gain (Loss)
	(56.9)	9.0	(23.8)	(9.3)	(16.1)	3.9	(0.5)	0.2	1.7

Income from Discontinued Operations, net of tax
	-	-	-	-	-	-	6.9	1.9	1.6

Net Income (Loss)	$108.0	$240.3	$163.1	$160.5	$187.0	$153.5	$178.3	$276.1	$(63.7)

Per Common Share - Assuming Dilution

Income (Loss) from Continuing Operations	$0.32	$0.69	$0.46	$0.44	$0.52	$0.43	$0.49	$0.79	$(0.19)

Income from Discontinued Operations, net of tax
	-	-	-	-	-	-	0.02	0.01	-

Net Income (Loss)	$0.32	$0.69	$0.46	$0.44	$0.52	$0.43	$0.51	$0.80	$(0.19)

6.1

Unum Group Financial Results for Unum US Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$1,239.1	$1,255.3	$3,716.4	$3,765.9	$5,014.0	$5,196.0	$5,229.0
Net Investment Income	287.5	283.1	856.7	846.9	1,129.9	1,063.1	998.2
Other Income	33.6	32.8	99.6	102.0	135.7	108.5	108.6

Total Operating Revenue	1,560.2	1,571.2	4,672.7	4,714.8	6,279.6	6,367.6	6,335.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	1,000.7	1,042.8	2,997.4	3,227.4	4,246.4	4,752.1	4,419.3
Commissions	128.6	124.3	391.1	377.4	501.5	505.2	501.6
Deferral of Acquisition Costs	(81.3)	(76.2)	(246.9)	(226.0)	(304.2)	(306.2)	(311.9)
Amortization of Deferred Acquisition Costs	79.5	70.7	239.0	208.3	277.1	302.2	306.9
Other Expenses	256.8	245.3	777.3	728.7	993.2	1,018.6	1,032.2

Total Benefits and Expenses	1,384.3	1,406.9	4,157.9	4,315.8	5,714.0	6,271.9	5,948.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$175.9	$164.3	$514.8	$399.0	$565.6	$95.7	$387.7

Operating Ratios
Benefit Ratio	80.8%	83.1%	80.7%	85.7%	84.7%	91.5%	84.5%
Other Expense Ratio	20.7%	19.5%	20.9%	19.3%	19.8%	19.6%	19.7%
Before-tax Profit Margin	14.2%	13.1%	13.9%	10.6%	11.3%	1.8%	7.4%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$175.9	$164.3	$514.8	$399.0	$565.6	$95.7	$387.7
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	(76.5)	(76.5)	(349.2)	(29.6)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	10.3	10.3	(15.0)	(11.1)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$175.9	$164.3	$514.8	$465.2	$631.8	$459.9	$428.4

Operating Ratios, as Adjusted
Benefit Ratio	80.8%	83.1%	80.7%	83.7%	83.2%	84.7%	83.9%
Other Expense Ratio	20.7%	19.5%	20.9%	19.6%	20.0%	19.3%	19.5%
Before-tax Profit Margin	14.2%	13.1%	13.9%	12.4%	12.6%	8.9%	8.2%

Unum Group Financial Results for Unum US Group Disability

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$456.9	$470.3	$1,379.3	$1,422.4	$1,895.7	$1,953.3	$1,961.6
Group Short-term Disability	105.5	123.0	325.1	370.3	485.6	530.2	566.3
Total Premium Income	562.4	593.3	1,704.4	1,792.7	2,381.3	2,483.5	2,527.9
Net Investment Income	155.0	160.3	467.4	481.1	636.0	621.9	605.7
Other Income	25.7	24.4	75.4	73.7	100.2	82.3	80.3

Total Operating Revenue	743.1	778.0	2,247.2	2,347.5	3,117.5	3,187.7	3,213.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	502.5	546.4	1,539.0	1,738.7	2,277.4	2,702.5	2,397.7
Commissions	41.7	40.5	126.1	127.4	167.7	175.8	175.1
Deferral of Acquisition Costs	(14.7)	(14.7)	(44.1)	(45.2)	(60.4)	(64.5)	(64.6)
Amortization of Deferred Acquisition Costs	19.1	16.4	57.6	49.6	66.2	86.4	92.2
Other Expenses	141.0	139.0	430.8	413.3	561.6	588.6	582.5

Total Benefits and Expenses	689.6	727.6	2,109.4	2,283.8	3,012.5	3,488.8	3,182.9

Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses	$53.5	$50.4	$137.8	$63.7	$105.0	$(301.1)	$31.0

Operating Ratios
Benefit Ratio	89.3%	92.1%	90.3%	97.0%	95.6%	108.8%	94.8%
Other Expense Ratio	25.1%	23.4%	25.3%	23.1%	23.6%	23.7%	23.0%
Before-tax Profit (Loss) Margin	9.5%	8.5%	8.1%	3.6%	4.4%	(12.1)%	1.2%

Premium Persistency:
Group Long-term Disability			87.9%	84.9%	85.1%	87.8%	84.8%
Group Short-term Disability			82.1%	75.5%	74.0%	85.6%	79.6%

Case Persistency:
Group Long-term Disability			89.3%	88.1%	88.4%	87.4%	87.2%
Group Short-term Disability			88.1%	87.1%	87.4%	86.2%	85.6%

7.1

Unum Group Financial Results for Unum US Group Disability - Continued

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Income (Loss) Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$53.5	$50.4	$137.8	$63.7	$105.0	$(301.1)	$31.0
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	(76.5)	(76.5)	(349.2)	(27.3)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	10.3	10.3	(15.0)	(10.1)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$53.5	$50.4	$137.8	$129.9	$171.2	$63.1	$68.4

Operating Ratios, as Adjusted
Benefit Ratio	89.3%	92.1%	90.3%	92.7%	92.4%	94.8%	93.8%
Other Expense Ratio	25.1%	23.4%	25.3%	23.6%	24.0%	23.1%	22.6%
Before-tax Profit Margin	9.5%	8.5%	8.1%	7.2%	7.2%	2.5%	2.7%

7.2

Unum Group Financial Results for Unum US Group Life and Accidental Death and Dismemberment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Life	$267.2	$276.4	$796.6	$834.3	$1,107.4	$1,248.1	$1,306.8
Accidental Death & Dismemberment	33.1	33.2	96.7	97.7	131.0	151.6	156.4
Total Premium Income	300.3	309.6	893.3	932.0	1,238.4	1,399.7	1,463.2
Net Investment Income	30.9	32.9	94.1	102.4	134.9	141.3	151.9
Other Income	0.5	0.7	1.7	1.9	2.4	-	2.0

Total Operating Revenue	331.7	343.2	989.1	1,036.3	1,375.7	1,541.0	1,617.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	211.5	223.7	619.7	688.7	901.6	1,067.3	1,111.9
Commissions	21.2	21.2	63.6	66.3	88.7	90.1	97.8
Deferral of Acquisition Costs	(10.1)	(8.7)	(29.9)	(26.3)	(36.1)	(37.7)	(42.7)
Amortization of Deferred Acquisition Costs	13.7	9.9	41.1	29.1	39.4	65.0	73.0
Other Expenses	44.5	40.9	134.0	121.4	164.9	178.3	188.3

Total Benefits and Expenses	280.8	287.0	828.5	879.2	1,158.5	1,363.0	1,428.3

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$50.9	$56.2	$160.6	$157.1	$217.2	$178.0	$188.8

Operating Ratios
Benefit Ratio	70.4%	72.3%	69.4%	73.9%	72.8%	76.3%	76.0%
Other Expense Ratio	14.8%	13.2%	15.0%	13.0%	13.3%	12.7%	12.9%
Before-tax Profit Margin	16.9%	18.2%	18.0%	16.9%	17.5%	12.7%	12.9%

Premium Persistency:
Group Life			84.3%	79.3%	78.8%	81.2%	78.3%
Accidental Death & Dismemberment			86.1%	79.6%	80.8%	82.8%	76.9%

Case Persistency:
Group Life			88.9%	87.2%	87.7%	86.9%	86.3%
Accidental Death & Dismemberment			89.1%	87.6%	88.0%	87.0%	86.4%

7.3

Unum Group Financial Results for Unum US Supplemental and Voluntary

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Individual Disability - Recently Issued	$118.6	$115.1	$352.9	$343.5	$456.7	$438.5	$425.1
Long-term Care	146.3	135.5	431.5	395.8	532.9	492.4	473.2
Voluntary Benefits	111.5	101.8	334.3	301.9	404.7	381.9	339.6
Total Premium Income	376.4	352.4	1,118.7	1,041.2	1,394.3	1,312.8	1,237.9
Net Investment Income	101.6	89.9	295.2	263.4	359.0	299.9	240.6
Other Income	7.4	7.7	22.5	26.4	33.1	26.2	26.3

Total Operating Revenue	485.4	450.0	1,436.4	1,331.0	1,786.4	1,638.9	1,504.8

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	286.7	272.7	838.7	800.0	1,067.4	982.3	909.7
Commissions	65.7	62.6	201.4	183.7	245.1	239.3	228.7
Deferral of Acquisition Costs	(56.5)	(52.8)	(172.9)	(154.5)	(207.7)	(204.0)	(204.6)
Amortization of Deferred Acquisition Costs	46.7	44.4	140.3	129.6	171.5	150.8	141.7
Other Expenses	71.3	65.4	212.5	194.0	266.7	251.7	261.4

Total Benefits and Expenses	413.9	392.3	1,220.0	1,152.8	1,543.0	1,420.1	1,336.9

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$71.5	$57.7	$216.4	$178.2	$243.4	$218.8	$167.9

Operating Ratios
Benefit Ratios
Individual Disability - Recently Issued	54.4%	58.6%	53.1%	57.9%	56.7%	58.0%	57.5%
Long-term Care	106.7%	106.9%	105.8%	106.5%	106.0%	99.2%	93.0%
Voluntary Benefits	59.3%	59.2%	58.3%	59.4%	60.1%	62.7%	66.3%
Other Expense Ratio	18.9%	18.6%	19.0%	18.6%	19.1%	19.2%	21.1%
Before-tax Profit Margin	19.0%	16.4%	19.3%	17.1%	17.5%	16.7%	13.6%

Interest Adjusted Loss Ratios
Individual Disability - Recently Issued	37.7%	42.6%	36.6%	42.4%	40.8%	43.5%	44.4%
Long-term Care	75.6%	79.8%	75.4%	78.5%	77.7%	73.1%	70.9%

7.4

Unum Group Financial Results for Unum US Supplemental and Voluntary - Continued

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005

Premium Persistency:
Individual Disability - Recently Issued			90.6%	90.9%	90.6%	90.5%	89.6%
Long-term Care			95.4%	94.9%	95.4%	95.3%	95.8%
Voluntary Benefits			80.2%	78.3%	79.4%	80.9%	81.1%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$71.5	$57.7	$216.4	$178.2	$243.4	$218.8	$167.9
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	-	-	-	(2.3)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	-	-	-	(1.0)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$71.5	$57.7	$216.4	$178.2	$243.4	$218.8	$171.2

Operating Ratios, as Adjusted
Benefit Ratios
Individual Disability - Recently Issued	54.4%	58.6%	53.1%	57.9%	56.7%	58.0%	57.0%
Long-term Care	106.7%	106.9%	105.8%	106.5%	106.0%	99.2%	93.0%
Voluntary Benefits	59.3%	59.2%	58.3%	59.4%	60.1%	62.7%	66.3%
Other Expense Ratio	18.9%	18.6%	19.0%	18.6%	19.1%	19.2%	21.0%
Before-tax Profit Margin	19.0%	16.4%	19.3%	17.1%	17.5%	16.7%	13.8%

Interest Adjusted Loss Ratios, as Adjusted
Individual Disability - Recently Issued	37.7%	42.6%	36.6%	42.4%	40.8%	43.5%	43.8%
Long-term Care	75.6%	79.8%	75.4%	78.5%	77.7%	73.1%	70.9%

7.5

Unum Group Financial Results for Unum UK Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	$167.9	$192.4	$531.5	$561.6	$752.6	$638.9	$582.9
Group Life	46.8	45.3	145.1	127.0	177.4	171.0	164.1
Individual Disability	10.0	9.9	30.4	28.3	38.3	32.9	38.3
Total Premium Income	224.7	247.6	707.0	716.9	968.3	842.8	785.3
Net Investment Income	49.4	47.4	149.6	143.1	200.4	174.6	154.2
Other Income	0.9	0.7	1.3	2.7	3.1	0.1	6.1

Total Operating Revenue	275.0	295.7	857.9	862.7	1,171.8	1,017.5	945.6

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	117.8	132.0	396.6	421.4	574.3	553.5	545.8
Commissions	15.9	16.0	46.7	49.3	67.0	49.7	56.4
Deferral of Acquisition Costs	(8.9)	(10.5)	(29.4)	(30.2)	(41.2)	(34.4)	(34.1)
Amortization of Deferred Acquisition Costs	7.4	12.4	23.1	36.6	49.4	32.0	21.6
Other Expenses	46.7	44.8	141.7	131.8	183.5	158.9	168.2

Total Benefits and Expenses	178.9	194.7	578.7	608.9	833.0	759.7	757.9

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$96.1	$101.0	$279.2	$253.8	$338.8	$257.8	$187.7

Operating Ratios
Benefit Ratio	52.4%	53.3%	56.1%	58.8%	59.3%	65.7%	69.5%
Other Expense Ratio	20.8%	18.1%	20.0%	18.4%	19.0%	18.9%	21.4%
Before-tax Profit Margin	42.8%	40.8%	39.5%	35.4%	35.0%	30.6%	23.9%

Premium Persistency:
Group Long-term Disability			87.0%	88.0%	88.0%	90.4%	94.2%
Group Life			74.8%	71.0%	70.5%	69.1%	86.3%
Individual Disability			88.0%	87.9%	89.4%	88.2%	88.4%

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Reported	$96.1	$101.0	$279.2	$253.8	$338.8	$257.8	$187.7
Gain on Sale of Netherlands Branch	-	-	-	-	-	-	5.7
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$96.1	$101.0	$279.2	$253.8	$338.8	$257.8	$182.0

Operating Ratio, as Adjusted
Before-tax Profit Margin	42.8%	40.8%	39.5%	35.4%	35.0%	30.6%	23.2%

Unum Group Financial Results for Unum UK Segment

(in millions of pounds)	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Group Long-term Disability	£88.6	£95.1	£272.7	£282.4	£375.9	£346.3	£320.4
Group Life	24.7	22.5	74.5	63.9	88.5	92.4	90.2
Individual Disability	5.3	4.8	15.6	14.2	19.1	17.8	21.0
Total Premium Income	118.6	122.4	362.8	360.5	483.5	456.5	431.6
Net Investment Income	26.0	23.5	76.8	72.0	100.0	94.5	84.8
Other Income	0.5	0.4	0.7	1.4	1.6	-	3.3

Total Operating Revenue	145.1	146.3	440.3	433.9	585.1	551.0	519.7

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	61.8	65.3	203.0	212.1	286.8	300.2	299.9
Commissions	8.4	7.9	24.0	24.8	33.5	27.0	31.0
Deferral of Acquisition Costs	(4.6)	(5.2)	(15.0)	(15.2)	(20.6)	(18.7)	(18.7)
Amortization of Deferred Acquisition Costs	3.9	6.1	11.9	18.4	24.7	17.1	11.8
Other Expenses	24.7	22.2	72.8	66.3	91.6	86.1	92.5

Total Benefits and Expenses	94.2	96.3	296.7	306.4	416.0	411.7	416.5

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses
	£50.9	£50.0	£143.6	£127.5	£169.1	£139.3	£103.2

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Reported

	£50.9	£50.0	£143.6	£127.5	£169.1	£139.3	£103.2
Gain on Sale of Netherlands Branch	-	-	-	-	-	-	3.1
Operating Income Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted

	£50.9	£50.0	£143.6	£127.5	£169.1	£139.3	£100.1

Weighted Average Pound/Dollar Exchange Rate	1.888	2.020	1.944	1.991	2.004	1.851	1.819

8.1

Unum Group Financial Results for Colonial Life Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income
Accident, Sickness, and Disability	$152.6	$141.7	$452.7	$421.9	$566.6	$533.3	$508.9
Life	39.1	35.6	116.6	106.5	143.5	130.5	114.0
Cancer and Critical Illness	53.5	49.7	158.9	146.8	197.1	178.3	164.1
Total Premium Income	245.2	227.0	728.2	675.2	907.2	842.1	787.0
Net Investment Income	26.5	25.0	78.8	74.3	99.9	93.6	96.0
Other Income	0.1	0.3	0.3	0.9	0.9	1.1	4.4

Total Operating Revenue	271.8	252.3	807.3	750.4	1,008.0	936.8	887.4

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	116.5	110.4	343.8	326.4	437.8	441.4	433.2
Commissions	52.6	50.7	159.1	149.8	201.6	184.9	170.7
Deferral of Acquisition Costs	(55.2)	(52.5)	(168.3)	(157.4)	(210.9)	(187.6)	(173.4)
Amortization of Deferred Acquisition Costs	42.4	38.1	124.5	115.2	153.9	144.4	134.7
Other Expenses	49.3	43.1	146.4	129.4	179.8	155.0	154.1

Total Benefits and Expenses	205.6	189.8	605.5	563.4	762.2	738.1	719.3

Operating Income Before Income Taxes and Net Realized Investment Gains and Losses
	$66.2	$62.5	$201.8	$187.0	$245.8	$198.7	$168.1

Operating Ratios
Benefit Ratio	47.5%	48.6%	47.2%	48.3%	48.3%	52.4%	55.0%
Other Expense Ratio	20.1%	19.0%	20.1%	19.2%	19.8%	18.4%	19.6%
Before-tax Profit Margin	27.0%	27.5%	27.7%	27.7%	27.1%	23.6%	21.4%

Premium Persistency:
Accident, Sickness, and Disability			75.9%	76.0%	75.9%	74.9%	75.3%
Life			84.7%	82.9%	83.8%	84.2%	84.1%
Cancer and Critical Illness			84.1%	83.8%	84.1%	82.3%	83.2%

Unum Group Financial Results for Individual Disability - Closed Block Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$237.5	$256.0	$713.1	$757.7	$1,009.9	$1,062.8	$1,011.7
Net Investment Income	192.7	213.6	585.2	621.6	827.2	828.7	770.0
Other Income	23.9	27.5	73.4	78.6	103.7	105.1	95.2

Total Operating Revenue	454.1	497.1	1,371.7	1,457.9	1,940.8	1,996.6	1,876.9

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	384.2	415.6	1,156.8	1,209.6	1,614.5	1,709.7	1,562.7
Commissions	15.6	17.8	46.9	52.5	69.1	76.2	74.9
Other Expenses	40.1	34.3	112.2	101.3	139.3	139.4	159.4

Total Benefits and Expenses	439.9	467.7	1,315.9	1,363.4	1,822.9	1,925.3	1,797.0

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses	$14.2	$29.4	$55.8	$94.5	$117.9	$71.3	$79.9

Operating Ratios
Interest Adjusted Loss Ratio	89.2%	92.4%	89.8%	91.5%	91.4%	97.3%	89.3%
Premium Persistency			93.9%	94.4%	94.3%	94.4%	94.5%

Operating Income Before Income Taxes
and Net Realized Investment Gains and Losses,
as Reported	$14.2	$29.4	$55.8	$94.5	$117.9	$71.3	$79.9
Settlement Agreements Claim Reassessment -
Reserve Charge	-	-	-	10.7	10.7	(47.2)	(23.1)
Settlement Agreements Claim Reassessment -
Other Expense Charge	-	-	-	2.5	2.5	-	(11.2)
Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses,
as Adjusted	$14.2	$29.4	$55.8	$81.3	$104.7	$118.5	$114.2

Interest Adjusted Loss Ratio, as Adjusted	89.2%	92.4%	89.8%	92.9%	92.5%	92.9%	87.3%

Unum Group Financial Results for Other Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Premium Income	$-	$0.6	$0.9	$1.5	$1.7	$4.5	$2.6
Net Investment Income	27.0	24.7	78.8	79.7	108.4	113.2	120.5
Other Income	6.9	4.9	22.9	22.2	28.5	33.8	36.0

Total Operating Revenue	33.9	30.2	102.6	103.4	138.6	151.5	159.1

Benefits and Expenses
Benefits and Change in Reserves for Future Benefits	27.1	25.5	83.3	87.7	115.2	120.5	122.2
Commissions	0.3	0.4	1.0	1.5	1.9	3.0	1.1
Amortization of Deferred Acquisition Costs	-	-	-	-	-	-	0.5
Other Expenses	3.0	0.7	7.5	3.0	4.0	3.6	5.3

Total Benefits and Expenses	30.4	26.6	91.8	92.2	121.1	127.1	129.1

Operating Income Before Income Taxes and
Net Realized Investment Gains and Losses	$3.5	$3.6	$10.8	$11.2	$17.5	$24.4	$30.0

Unum Group Financial Results for Corporate Segment

	Three Months Ended		Nine Months Ended		Year Ended
	9/30/2008	9/30/2007	9/30/2008	9/30/2007	12/31/2007	12/31/2006	12/31/2005
Operating Revenue
Net Investment Income	$11.6	$9.4	$50.1	$24.9	$44.1	$47.4	$49.4
Other Income	1.9	0.4	4.5	1.7	2.2	15.7	11.8

Total Operating Revenue	13.5	9.8	54.6	26.6	46.3	63.1	61.2

Benefits and Expenses
Interest and Debt Expense - Non-recourse Debt	8.8	1.9	30.7	5.7	15.7	1.3	-
Interest and Debt Expense - All Other Debt	28.4	42.0	90.8	128.6	167.4	190.5	208.0
Cost Related to Early Retirement of Debt	-	-	0.4	3.2	58.8	25.8	-
Unallocated Expenses	6.6	1.6	15.4	23.4	27.6	30.2	6.0

Total Benefits and Expenses	43.8	45.5	137.3	160.9	269.5	247.8	214.0

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses
	$(30.3)	$(35.7)	$(82.7)	$(134.3)	$(223.2)	$(184.7)	$(152.8)

Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Reported

	$(30.3)	$(35.7)	$(82.7)	$(134.3)	$(223.2)	$(184.7)	$(152.8)
Broker Compensation Settlement	-	-	-	-	-	(18.5)	-
Interest on Federal Income Tax Refund	-	-	-	-	-	2.6	-
Cost Related to Early Retirement of Debt	-	-	-	-	(58.8)	(25.8)	-
Operating Loss Before Income Taxes and Net Realized Investment Gains and Losses, as Adjusted
	$(30.3)	$(35.7)	$(82.7)	$(134.3)	$(164.4)	$(143.0)	$(152.8)

Unum Group Reserves

	September 30, 2008
	Gross						Total
	Policy Reserves		Claim Reserves				Reinsurance	Total Net
		%	Incurred	IBNR	%	Total	Ceded

Group Disability	$-	-%	$7,780.7	$592.5	33.8%	$8,373.2	$84.2	$8,289.0
Group Life and Accidental Death & Dismemberment	73.5	0.6	750.0	173.5	3.7	997.0	2.3	994.7
Individual Disability - Recently Issued	483.8	3.8	879.4	73.3	3.8	1,436.5	82.6	1,353.9
Long-term Care	2,803.4	22.2	282.8	34.7	1.3	3,120.9	49.6	3,071.3
Voluntary Benefits	907.3	7.2	19.7	36.9	0.2	963.9	18.2	945.7
Unum US Segment	4,268.0	33.8	9,712.6	910.9	42.8	14,891.5	236.9	14,654.6

Unum UK Segment	27.5	0.2	2,273.3	223.0	10.1	2,523.8	127.4	2,396.4

Colonial Life Segment	1,153.3	9.2	237.0	98.2	1.4	1,488.5	31.3	1,457.2

Individual Disability - Closed Block Segment	1,568.4	12.4	10,172.1	387.2	42.6	12,127.7	1,452.2	10,675.5

Other Segment	5,596.0	44.4	498.3	281.6	3.1	6,375.9	4,851.5	1,524.4

Subtotal, Excluding Unrealized Adjustment	$12,613.2	100.0%	$22,893.3	$1,900.9	100.0%	$37,407.4	$6,699.3	30,708.1

Adjustment to Reserves for Unrealized
Investment Losses								(633.2)

Consolidated								$30,074.9
The decrease in the Unum US Segment IBNR from December 31, 2007 is due to a slight decline in insured lives in the group disability and group life and accidental death and dismemberment lines of business.

The increase in Unum US Segment Policy and Claim Reserves Incurred from December 31, 2007 is due primarily to growth in the active life reserves for the Unum US long-term care line of business.

The decrease in the Unum UK Segment IBNR and Policy and Claim Reserves Incurred from December 31, 2007 is due primarily to the decline in the foreign exchange rate.

Unum Group Reserves

	December 31, 2007
	Gross						Total
	Policy Reserves		Claim Reserves				Reinsurance	Total Net
		%	Incurred	IBNR	%	Total	Ceded

Group Disability	$-	-%	$7,770.4	$596.9	33.8%	$8,367.3	$92.9	$8,274.4
Group Life and Accidental Death & Dismemberment	73.9	0.6	772.4	178.5	3.8	1,024.8	3.4	1,021.4
Individual Disability - Recently Issued	458.4	3.8	822.4	72.5	3.6	1,353.3	79.4	1,273.9
Long-term Care	2,478.2	20.4	244.3	32.6	1.1	2,755.1	52.6	2,702.5
Voluntary Benefits	853.1	7.0	19.1	35.0	0.2	907.2	14.6	892.6
Unum US Segment	3,863.6	31.8	9,628.6	915.5	42.5	14,407.7	242.9	14,164.8

Unum UK Segment	30.7	0.2	2,420.4	268.8	10.8	2,719.9	149.3	2,570.6

Colonial Life Segment	1,091.7	9.0	239.9	104.1	1.4	1,435.7	33.4	1,402.3

Individual Disability - Closed Block Segment	1,657.2	13.6	10,013.8	391.7	42.0	12,062.7	1,374.4	10,688.3

Other Segment	5,515.2	45.4	518.3	288.9	3.3	6,322.4	4,770.8	1,551.6

Subtotal, Excluding Unrealized Adjustment	$12,158.4	100.0%	$22,821.0	$1,969.0	100.0%	$36,948.4	$6,570.8	30,377.6

Adjustment to Reserves for Unrealized
Investment Gains								859.3

Consolidated								$31,236.9

13.1

Unum Group Investment Fact Sheet at September 30, 2008

Bonds (Fair Value)	9/30/08		Selected Statistics	9/30/08	6/30/08

Public (1)	$20,717.6	63.0%	Portfolio Yield (2)	6.70%	6.69%
Asset-Backed Securities	313.6	1.0	Average Duration	7.62	7.87
Residential Mortgage-Backed Securities	3,679.6	11.2	Average Credit Quality	A	A
Commercial Mortgage-Backed Securities	4.1	-
Private Placements	3,596.5	10.9
High Yield	1,831.1	5.6
Government Securities	2,641.0	8.0
Municipal Securities	94.7	0.3
Total	$32,878.2	100.0%

Quality Ratings of Bonds	Book Value	Fair Value	Schedule BA and Non-Current

Aaa	20.4%	22.2%	Total Non-Current Investments	$11.5	$9.2
Aa	7.6	7.6	Total Schedule BA Assets	$88.5	$88.6
A	27.9	27.5
Baa	37.8	37.1
Below Baa	6.3	5.6
Total	100.0%	100.0%
(1) Includes $22.1 million of collateralized debt obligations.
(2) Bond equivalent yield is a book value and duration weighted average of the yield on the fixed income securities in the portfolio.

Unum Group Investment Fact Sheet at September 30, 2008

Fixed Maturity Bonds - By Industry Classification - Unrealized Gain/Loss

Classification	Fair Value	Net Unrealized Gain (Loss)	Fair Value of Bonds with Gross Unrealized Loss	Gross Unrealized Loss	Fair Value of Bonds with Gross Unrealized Gain	Gross Unrealized Gain
Basic Industry	$2,004.7	$(139.8)	$1,356.8	$172.2	$647.9	$32.4
Canadian	271.8	53.7	-	-	271.8	53.7
Capital Goods	2,673.2	(158.6)	1,749.6	219.9	923.6	61.3
Communications	1,971.3	(203.3)	1,325.7	237.1	645.6	33.8
Consumer Cyclical	1,400.0	(186.0)	970.6	202.7	429.4	16.7
Consumer Non-Cyclical	4,054.7	(236.6)	2,995.1	294.8	1,059.6	58.2
Energy (Oil & Gas)	2,274.3	(117.1)	1,344.9	179.6	929.4	62.5
Financial Institutions	2,791.3	(454.8)	2,528.9	465.3	262.4	10.5
Mortgage/Asset-Backed	3,997.3	212.6	485.3	24.5	3,512.0	237.1
Sovereigns	1,054.6	55.1	247.3	4.7	807.3	59.8
Technology	626.5	(42.0)	518.8	47.4	107.7	5.4
Transportation	884.7	(16.4)	467.0	47.8	417.7	31.4
U.S. Government Agencies
and Municipalities	1,915.4	41.8	887.7	98.5	1,027.7	140.3
Utilities	6,958.4	(540.2)	5,293.2	648.0	1,665.2	107.8
Total	$32,878.2	$(1,731.6)	$20,170.9	$2,642.5	$12,707.3	$910.9

Fixed Maturity Bonds - Financial Institutions Classification - Unrealized Gain/Loss

Associations	$11.4	$(0.8)	$11.4	$0.8	$-	$-
Banking	1,500.0	(303.3)	1,456.9	304.1	43.1	0.8
Bond Funds	22.1	1.0	-	-	22.1	1.0
Brokerage	126.8	(38.1)	123.0	38.1	3.8	-
Finance Non-Captive	59.6	(9.8)	59.6	9.8	-	-
Finance Captive	164.6	(19.2)	147.4	19.8	17.2	0.6
Insurance	783.6	(68.0)	630.1	74.5	153.5	6.5
Other Financial Institutions	62.7	(0.6)	40.0	2.2	22.7	1.6
Real Estate Management Services	60.5	(16.0)	60.5	16.0	-	-
Total	$2,791.3	$(454.8)	$2,528.9	$465.3	$262.4	$10.5

Gross Unrealized Loss on Fixed Maturity Bonds By Length of Time in Unrealized Loss Position

	Investment-Grade			Below-Investment-Grade
Category	Fair Value	Gross Unrealized Loss		Fair Value	Gross Unrealized Loss
Less than 91 days	$4,660.6	$291.6		$252.8	$11.5
91 through 180 days	3,045.1	224.4		124.8	10.5
181 through 270 days	2,014.2	234.4		207.5	30.2
271 days to 1 year	454.3	50.7		163.8	22.9
Greater than 1 year	8,399.7	1,463.1		848.1	303.2
Total	$18,573.9	$2,264.2		$1,597.0	$378.3

14.1

Unum Group Investment Fact Sheet at September 30, 2008

Asset and Mortgage-Backed Securities Portfolio

	Book Value	Fair Value		% of Total Bond Fair Value	Average Rating

Asset-Backed Securities
Credit Cards	$324.5	$308.3	7.7%	1.0%	AAA
Rate Reduction Bonds	4.7	4.3	0.1	-	AAA
Home Equity	1.4	1.0	-	-	A3
Collateralized Debt Obligations	-	-	-	-	-
Total	330.6	313.6	7.8	1.0	AAA

Residential Mortgage-Backed Securities
Agency CMOs	3,425.1	3,658.7	91.6	11.1	AAA
Whole Loans	24.8	20.9	0.5	0.1	AAA
Alt-A	-	-	-	-	-
Subprime	-	-	-	-	-
Collateralized Debt Obligations	-	-	-	-	-
Total	3,449.9	3,679.6	92.1	11.2	AAA

Commercial Mortgage-Backed Securities	4.2	4.1	0.1	-	AA1

Total	$3,784.7	$3,997.3	100.0%	12.2%	AAA

14.2

Unum Group Statutory Capital and Surplus

				As of
	As of September 30, 2008			December 31, 2007
	Capital and		Capital and	Capital and
	Surplus	AVR	Surplus + AVR	Surplus + AVR

Traditional U.S. Life Insurance Companies

Provident Life and Accident	$420.2	$71.2	$491.4	$503.2

Unum Life of America	1,460.1	140.6	1,600.7	1,622.3

Paul Revere Life (1)	342.0	42.3	384.3	496.6

Colonial Life & Accident	375.3	18.6	393.9	388.9

Provident Life and Casualty	114.9	3.9	118.8	101.9

First Unum Life	199.6	11.3	210.9	193.8

Paul Revere Variable (1)	104.9	0.2	105.1	115.1

(1) Capital and Surplus of Paul Revere Variable is included in Paul Revere Life

Special Purpose Reinsurance Vehicles

Tailwind Reinsurance Company	$113.6	$-	$113.6	$125.2

Northwind Reinsurance Company	1,237.5	1.5	1,239.0	1,254.5

UnumProvident International Ltd.	317.9	-	317.9	343.4

Unum Group Statutory Operating Results

	Nine Months Ended September 30
					Net Realized Investment Gains (Losses)
	Net Gain (Loss) from Operations After Tax				After Tax and Transfers to IMR		Net Income (Loss)
	2008	2007					2008	2007
		Before	Claim					Before	Claims
		Infrequent or	Reassessment					Infrequent or	Reassessment
	Total	Unusual Items	Charge	Total	2008	2007	Total	Unusual Items	Charge	Total

Provident Life and Accident	$70.0	$162.8	$2.5	$165.3	$2.9	$(14.4)	$72.9	$148.4	$2.5	$150.9
Unum Life of America	197.6	221.6	(50.5)	171.1	(41.5)	(50.3)	156.1	171.3	(50.5)	120.8
Paul Revere Life	59.5	115.8	5.2	121.0	(1.4)	(8.4)	58.1	107.4	5.2	112.6
Colonial Life & Accident	87.8	85.4	-	85.4	(10.8)	(0.1)	77.0	85.3	-	85.3
Provident Life and Casualty	16.0	15.8	0.6	16.4	-	-	16.0	15.8	0.6	16.4
First Unum Life	19.4	16.2	(0.1)	16.1	(2.6)	(0.3)	16.8	15.9	(0.1)	15.8
Paul Revere Variable	4.3	5.4	-	5.4	(4.3)	-	-	5.4	-	5.4
Total - Traditional U.S. Life
Insurance Companies	$454.6	$623.0	$(42.3)	$580.7	$(57.7)	$(73.5)	$396.9	$549.5	$(42.3)	$507.2

Tailwind Reinsurance Company	$11.4	$21.3	$-	$21.3	$(1.1)	$0.1	$10.3	$21.4	$-	$21.4
Northwind Reinsurance Company	77.0	-	-	-	-	-	77.0	-	-	-
UnumProvident International Ltd.	(22.9)	86.1	-	86.1	-	(0.7)	(22.9)	85.4	-	85.4
Total - Special Purpose
Reinsurance Vehicles	$65.5	$107.4	$-	$107.4	$(1.1)	$(0.6)	$64.4	$106.8	$-	$106.8

	Three Months Ended September 30
	Net Gain (Loss) from		Net Realized Investment Gains (Losses)
	Operations After Tax		After Tax and Transfers to IMR		Net Income (Loss)
	2008	2007	2008	2007	2008	2007

Provident Life and Accident	$21.4	$97.5	$(3.1)	$(9.3)	$18.3	$88.2
Unum Life of America	76.9	103.6	(14.8)	(0.5)	62.1	103.1
Paul Revere Life	11.4	52.1	(2.5)	(11.2)	8.9	40.9
Colonial Life & Accident	34.1	31.3	(10.4)	(0.1)	23.7	31.2
Provident Life and Casualty	2.4	8.4	-	-	2.4	8.4
First Unum Life	6.9	2.5	-	(0.2)	6.9	2.3
Paul Revere Variable	1.5	1.8	(4.4)	-	(2.9)	1.8
Total - Traditional U.S. Life
Insurance Companies	$154.6	$297.2	$(35.2)	$(21.3)	$119.4	$275.9

Tailwind Reinsurance Company	$2.2	$5.2	$(1.1)	$0.1	$1.1	$5.3
Northwind Reinsurance Company	37.4	-	0.1	-	37.5	-
UnumProvident International Ltd.	(2.6)	67.6	0.4	(0.2)	(2.2)	67.4
Total - Special Purpose
Reinsurance Vehicles	$37.0	$72.8	$(0.6)	$(0.1)	$36.4	$72.7
Note: Statutory results for our domestic insurers are reported in conformity with statutory accounting principles as prescribed by the National Association of Insurance Commissioners and adopted by the applicable state laws. For UnumProvident International Ltd., results are reported in conformity with accounting principles as prescribed by applicable Bermuda laws. Unum Group implemented a new reserve valuation system for its individual disability reserves during the third quarter of 2007, effective January 1, 2007. The new system establishes active life and claim reserves and incurred but not reported (IBNR) and in course of settlement (ICOS) claim liabilities using revised assumptions based on current experience, minimum reserving requirements, and specified valuation methodologies. The change in the active life and claim reserves was reported as a change in valuation basis and was recorded directly to statutory surplus rather than as a part of the reserve change recognized in the summary of operations. The change in the IBNR and ICOS claim liabilities was recognized as a reserve change in the summary of operations. The implementation increased the third quarter of 2007 net gain from operations after tax and net income $114.9 million.

15.1

Unum Life Insurance Company of America - Statutory Basis
Group Accident and Health Statutory Claim Reserves and Liabilities, Net of Ceded
On Claims Incurred Prior to January 1

	2008	2007	2006	2005

Reserve Balance from Prior Year End	$6,904.6	$6,686.6	$5,192.8	$5,146.1
Reserves Ceded Each January 1 for Prior Year Incurrals	-	-	-	(453.4)
Reinsurance Recapture	-	-	891.4	-
Other Adjustments to Beginning Balance (see Schedule H)	-	46.4	15.9	(5.7)
Reserve Balance January 1 (a)	6,904.6	6,733.0	6,100.1	4,687.0
Paid on Prior Year Claims	(397.2)	(437.4)	(395.9)	(356.0)
Interest Earned on Reserves	111.0	108.3	102.1	78.7
Incurred on Prior Year Claims	(33.7)	8.7	45.6	49.8
Reserve Charges Incurred for Settlement Agreements	-	-	68.4	-
Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3	$4,459.5

Reserve Balance March 31	$6,584.7	$6,412.6	$5,920.3	$4,459.5
Paid on Prior Year Claims	(347.2)	(398.4)	(348.3)	(298.7)
Interest Earned on Reserves	105.8	104.5	99.3	74.6
Incurred on Prior Year Claims	(74.6)	2.1	51.4	1.0
Reserve Charges Incurred for Settlement Agreements	-	77.3	-	-
Reserve Balance June 30	$6,268.7	$6,198.1	$5,722.7	$4,236.4

Reserve Balance June 30	$6,268.7	$6,198.1	$5,722.7	$4,236.4
Paid on Prior Year Claims	(315.3)	(355.9)	(350.6)	(261.5)
Interest Earned on Reserves	102.6	94.6	97.6	71.5
Incurred on Prior Year Claims	(51.5)	(18.3)	(11.9)	(17.1)
Reserve Charges Incurred for Settlement Agreements	-	-	246.0	13.7
Reserve Balance September 30	$6,004.5	$5,918.5	$5,703.8	$4,043.0

Reserve Balance September 30		$5,918.5	$5,703.8	$4,043.0
Paid on Prior Year Claims		(296.2)	(314.5)	(229.8)
Interest Earned on Reserves		89.5	94.5	68.9
Incurred on Prior Year Claims		4.9	2.7	0.3
Reserve Balance December 31 on Prior Year Claims		5,716.7	5,486.5	3,882.4
Reserve Balance December 31 on Current Year Claims		1,187.9	1,200.1	1,310.4
Reserve Balance December 31 on Total Claims Incurred (b)		$6,904.6	$6,686.6	$5,192.8
(a) balances to Schedule H Part 3 Line 3.2 Column 2
(b) balances to Schedule H Part 2 Line C.1 Column 2

15.2

Reconciliation to Unum Life Insurance Company of America - Statutory Basis
Schedule H Part 3 for Group Accident and Health

	2007	2006	2005

Paid on Prior Year Existing Claims - Full Year	$1,487.9	$1,409.2	$1,146.0
(balances to Schedule H Part 3 Line 1.1 Column 2)

Incurred on Prior Year Claims - Full Year	$74.7	$402.1	$47.7
Interest Earned on Reserves - Full Year	396.9	393.5	293.7
Incurred on Prior Year Claims - Full Year, Excluding Interest Earned	$471.6	$795.6	$341.4
(balances to Schedule H Part 3 Line 3.3 Column 2)
Note: Group A&H for Unum Life Insurance Company of America includes group long- and short-term disability, group accidental death & dismemberment, and group voluntary disability, cancer, and critical illness products reported in our Unum US segment as well as the reinsurance pools reported in our Other segment.

15.4

Notes to Statistical Supplement

Non-GAAP Financial Measures

We analyze our Company’s performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  We believe operating income or loss excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in our business.  Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding our Company’s underlying business.  We also believe that the exclusion of certain other items specified and presented in the reconciliations on the segment financial results pages throughout this supplement enhances the understanding and comparability of our Company’s performance and the underlying fundamentals in our operations, but this exclusion is not an indication that similar items may not recur.

2008 Significant Transactions and Events

Stock Repurchase Agreement

During 2007, our board of directors authorized the repurchase of up to $700.0 million of Unum Group’s common stock.  In January 2008, we repurchased approximately 14.0 million shares for $350.0 million, using an accelerated share repurchase agreement.  Under the terms of the repurchase agreement, we were to receive, or be required to pay, a price adjustment based on the volume weighted average price of our common stock during the term of the agreement.  Any price adjustment payable to us was to be settled in shares of our common stock.  Any price adjustment we would have been required to pay was to be settled, at our option, in either cash or common stock.  The final settlement occurred during the second quarter of 2008, and in total, we repurchased 15.4 million shares of our common stock under this agreement.

During August 2008, we repurchased approximately 12.5 million shares for $350.0 million, using an accelerated share repurchase agreement with terms similar to the earlier agreement.  The final settlement occurred during October 2008, with the price adjustment resulting in the delivery to us of approximately 2.0 million additional shares of our common stock, for a total repurchase of 14.5 million shares.

Financing

During the second quarter of 2008, we retired the remaining $175.0 million of our 5.997% senior notes.  During the first nine months of 2008, we made principal payments of $35.7 million and $7.5 million on our senior secured non-recourse variable rate notes issued by Northwind Holdings, LLC and Tailwind Holdings, LLC respectively.  We also purchased and retired $36.6 million of our 6.85% senior debentures due 2015.  The costs associated with this debt reduction decreased our first nine months 2008 income approximately $0.4 million before tax, or $0.3 million after tax.

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2007 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the second quarter of 2007, we increased our provision for the estimated cost of the claim reassessment process $53.0 million before tax and $34.5 million after tax based on changes in our emerging experience for the number of decisions being overturned and the average cost per reassessed claim.  The claim reassessment process was implemented as a result of the settlement agreements we entered into with various state insurance regulators in 2004 and 2005.

Disposition

During the first quarter of 2007, we closed the sale of our wholly-owned subsidiary GENEX Services, Inc. (GENEX).  Financial results for GENEX are reported as discontinued operations.  The after-tax gain recognized on the sale was $6.2 million.

Financing

The scheduled remarketing of the senior note element of the adjustable conversion-rate equity security units (units) issued in May 2004 occurred in February 2007, as stipulated by the terms of the original offering, and we reset the interest rate on $300.0 million of senior notes due May 15, 2009 to 5.859%.  We purchased $150.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2007 income by $2.4 million before tax, or $1.6 million after tax.  In May 2007, we settled the purchase contract element of the units by issuing 17.7 million shares of common stock.  We received proceeds of approximately $300.0 million from the transaction.

During the second quarter of 2007, we purchased $34.5 million aggregate principal amount of our outstanding 6.85% notes due 2015.  The costs associated with this debt reduction decreased our second quarter 2007 income approximately $0.8 million before tax, or $0.6 million after tax.

In the fourth quarter of 2007, we purchased and retired $17.5 million of our outstanding 6.75% notes scheduled to mature in 2028.  Pursuant to a cash tender offer, we tendered $23.5 million aggregate principal amount of the 7.405% junior subordinated debt securities due 2038; $99.9 million aggregate principal amount of the 7.625% notes due 2011; $210.5 million aggregate principal amount of the 7.375% notes due 2032; and $66.1 million aggregate principal amount of the 6.75% notes due 2028.  We also called and retired all $150.0 million principal amount of our outstanding 7.25% notes scheduled to mature in 2032.  The costs associated with this debt reduction decreased our fourth quarter 2007 income approximately $55.6 million before tax, or $36.1 million after tax.

In October 2007, Northwind Holdings, LLC issued $800.0 million of senior secured notes in a private placement.  Interest on the notes is variable based upon the three month London Interbank Offered Rate (LIBOR) plus a margin.  None of Unum Group or any other affiliate of Northwind Holdings, LLC is an obligor or guarantor on the notes.

During 2007, we made principal payments of $17.5 million on our senior secured notes due 2036 which were issued by Tailwind Holdings, LLC.

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16.1

Accounting Principle Changes

Effective January 1, 2007, we adopted Statement of Position 05-1 (SOP 05-1), Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts.  SOP 05-1 provides guidance on accounting by insurance enterprises for deferred acquisition costs on internal replacements of insurance and investment contracts other than those specifically described in Statement of Financial Accounting Standards No. 97, Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments. The cumulative effect of applying the provisions of SOP 05-1 decreased our 2007 opening balance of retained earnings $445.2 million.

Effective January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (SFAS 109).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS 109.  Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  The cumulative effect of applying the provisions of FIN 48 increased our 2007 opening balance of retained earnings $22.7 million.

2006 Significant Transactions and Events

Revised Claim Reassessment Reserve Estimate

In the first quarter of 2006, we completed an analysis of our assumptions related to the reserves we established for the claim reassessment process.  Our analysis was based on preliminary data as of the end of the first quarter of 2006, when actual results to date were considered credible enough to enable us to update our initial expectations of costs related to the reassessment process.  We concluded that a change in our initial assumptions, primarily related to the number of claimants for whom payments will continue because the claimant remains eligible for disability payments, was warranted.  We based our conclusion and our revised estimate on the information that existed at that time, which was the actual cost related to approximately 20 percent of the projected ultimate total number of claims expected to be reassessed.  The characteristics, profile, and cost of those initial 20 percent of claims were more statistically credible than the information on which we based the initial charges in 2004 and 2005.  Based on our analysis, in the first quarter of 2006 we recorded a charge of $86.0 million before tax, or $55.9 million after tax, to reflect our then current estimate of future obligations for benefit costs for claims reopened in the reassessment.  The first quarter charge decreased before-tax operating results for our Unum US group disability line of business $72.8 million and our Individual Disability – Closed Block segment $13.2 million.

In the third quarter of 2006 we increased our provision for the cost of the reassessment process $325.4 million before tax and $211.5 million after tax based on changes in our emerging experience for the number of decisions being overturned by the reassessment process and the average cost per reassessed claim.  The revised third quarter estimate was based on the cost of approximately 55 percent of the projected ultimate total number of claims expected to be reassessed.  The third quarter charge was comprised of $310.4 million to reflect our revised estimate of future obligations for benefit costs for claims reopened in the reassessment and $15.0 million for additional incremental direct claim reassessment operating expenses because of the additional time then estimated to complete the process.  Our best estimate of $310.4 million for the reopened claims assumed

(continued on next page)

16.2

that the nature and characteristics of the approximately 45 percent remaining claims estimated to be reassessed at that time would be similar to the average profile of the 55 percent already reviewed at that time.  The third quarter charge decreased before-tax operating results for our Unum US group disability line of business $291.4 million and our Individual Disability – Closed Block segment $34.0 million.

Broker Compensation Settlement

In June 2004, we received a subpoena from the Office of the New York Attorney General (NYAG) requesting documents and information relating to compensation arrangements between insurance brokers or intermediaries and our subsidiaries.  In November 2006, we entered into a settlement agreement with the NYAG in the form of an assurance of discontinuance that provided for a national restitution fund of $15.5 million, a fine of $1.9 million, and certain other expenses approximating $1.1 million.

Income Tax

In the fourth quarter of 2006, we recorded income of $2.6 million before tax and approximately $3.9 million after tax attributable to the receipt of interest and tax refunds on prior year tax items in excess of what was previously provided. Additionally, in the fourth quarter of 2006 we recognized an income tax benefit of approximately $91.9 million as the result of the reversal of tax liabilities related primarily to group relief benefits recognized from the use of net operating losses in a foreign jurisdiction in which our businesses operate.

Financing

In the second quarter of 2006, pursuant to a cash tender offer, we purchased $50.0 million of our outstanding 7.405% junior subordinated debt securities due 2038 and $250.0 million aggregate principal amount of our outstanding 7.625% notes due 2011.  The cost of the cash tender offer decreased second quarter 2006 income by $17.8 million before tax, or $11.6 million after tax.  In the fourth quarter of 2006, we purchased $32.0 million of our outstanding 6.850% notes due 2015 on the open market.  The cost of the debt purchase decreased fourth quarter 2006 income by $2.7 million before tax, or $1.9 million after tax.

The scheduled remarketing of the senior note element of the units issued in May 2003 occurred in February 2006, as stipulated by the terms of the original offering, and we reset the interest rate on $575.0 million of senior notes due May 15, 2008 to 5.997%.  We purchased $400.0 million of the senior notes in the remarketing which were subsequently retired.  The associated write-off of deferred debt costs decreased first quarter of 2006 income by $5.3 million before tax, or $3.4 million after tax.  In May 2006, we settled the purchase contract element of the units by issuing 43.3 million shares of common stock.  We received proceeds of approximately $575.0 million from the transaction.

In November 2006, Tailwind Holdings, LLC issued $130.0 million of senior, secured notes in a private placement.  Interest on the notes is variable based upon LIBOR plus a margin.  None of Unum Group or any other affiliate of Tailwind Holdings, LLC is an obligor or guarantor on the notes.

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16.3

Accounting Principle Changes

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS 123(R)), Share-Based Payment.  SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee service in exchange for share-based payments.  The adoption of SFAS 123(R) did not have a material effect on our financial position or results of operations.

Effective December 31, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 158 (SFAS 158), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.  SFAS 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit pension and other postretirement plans as an asset or liability in its balance sheet and to recognize changes in that funded status through comprehensive income.  Also, under SFAS 158, defined benefit pension and other postretirement plan assets and obligations are to be measured as of the date of the employer’s fiscal year-end.  The adoption of SFAS 158, which resulted in an $84.1 million decrease in accumulated other comprehensive income in stockholders’ equity, had no effect on our results of operations.

2005 Significant Transactions and Events

California Settlement Agreement and Amendment of the Multistate Market Conduct Examination Settlement Agreements

In the third quarter of 2005, certain of our U.S. insurance subsidiaries entered into a settlement agreement with the California Department of Insurance (DOI), in connection with a market conduct examination and investigation of the subsidiaries’ disability claims handling practices.  The California DOI had chosen not to join the 2004 multistate settlement agreements our insurance subsidiaries entered into with state insurance regulators of 48 states upon conclusion of a multistate market conduct examination that became effective on December 21, 2004.  As part of the settlement with the California DOI, we paid a civil penalty of $8.0 million and agreed to change certain practices and policy provisions related to our California business.  The settlement also incorporated claims handling practices previously covered by the multistate settlement agreements and included certain additional claim handling changes.

Based on the settlement agreement and related matters, in the third quarter of 2005 we recorded a charge of $75.0 million before tax, or $51.6 million after tax, comprised of four elements: $14.3 million of incremental direct operating expenses to conduct the reassessment process; $37.3 million for benefit costs and reserves from claims reopened from the reassessment; $15.4 million for additional benefit costs and reserves for claims already incurred and currently in inventory that are anticipated as a result of the claim process changes being implemented; and the $8.0 million civil penalty.  The charge decreased before-tax operating results for the Unum US segment group disability line of business and supplemental and voluntary lines of business $37.4 million and $3.3 million, respectively, and the Individual Disability – Closed Block segment $34.3 million.

Income Tax

In the third quarter of 2005, we recognized an income tax benefit of approximately $10.8 million related to the finalization of income tax reviews of our U.K. subsidiaries.

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16.4

In April 2005, the Internal Revenue Service (IRS) completed its examination of tax years 1999 through 2001 and issued its revenue agent’s report (RAR).  Income tax liabilities of approximately $32.0 million that related primarily to interest on the timing of expense deductions were released in the first quarter of 2005, all of which was reflected as a reduction to income tax expense.

Disposition

During the third quarter of 2005, our wholly-owned subsidiary, Unum Limited, completed the sale of its Netherlands branch.  The gain on the sale was approximately $5.7 million before tax and $4.0 million after tax.

Closed Block Reinsurance Recapture

During the third quarter of 2005, we recaptured a closed block of individual disability business.  The recaptured business included approximately $1.6 billion in invested assets and $185.0 million of annual premium.  The effective date of the recapture was August 8, 2005.  The underlying operating results of the reinsurance contract, prior to recapture, were reflected in other income.  The recapture therefore did not have a material impact on operating income for our Individual Disability – Closed Block segment.

16.5